CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 15, 2013 relating to the financial statements and financial highlights which appears in the September 30, 2013 Annual Report to the Board of Directors and Shareholders of the Brandywine Advisors Midcap Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

November 22, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 15, 2013 relating to the financial statements and financial highlights which appears in the September 30, 2013 Annual Report to the Board of Directors and Shareholders of Brandywine Fund, Inc. and Brandywine Blue Fund (a series of Brandywine Blue Fund, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

November 22, 2013